UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): February 1, 2021

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 1, 2021, The Macerich Company (the “Company”) provided the following estimated preliminary results of operations for the Company for the quarter ended December 31, 2020, which estimates may differ from the Company’s final results for this period as a result of the Company’s quarter-end and year-end procedures, and which the Company’s auditors have not audited, reviewed, compiled, or applied agreed-upon procedures to and do not express an opinion or any other form of assurance on:

Financial Results:

For the quarter ended December 31, 2020, the Company anticipates the following results:

•

Net loss attributable to the Company was $190.4 million or $1.27 per share-diluted for the quarter ended December 31, 2020, compared to net income attributable to the Company of $26.9 million or $0.19 per share-diluted attributable to the Company for the quarter ended December 31, 2019. Included within net loss attributable to the Company for the 4th quarter of 2020 is a loss on remeasurement of assets pertaining to Fashion District Philadelphia of $163.3 million.

•

Funds from operations-diluted (“FFO”), excluding financing expense in connection with Chandler Freehold, was $72.9 million or $0.45 per share-diluted, compared to $148.1 million or $0.98 per share-diluted for the quarter ended December 31, 2019. The major items contributing to this quarterly FFO, excluding financing expense in connection with Chandler Freehold, decline were primarily the following:

•	$38 million revenue decline from COVID-19 related rent abatements across permanent and temporary leasing revenue lines.

•

$21 million COVID-19 related decline in common area and ancillary revenues, including specialty leasing/temporary tenant revenue, percentage rent revenue, business development revenue and parking revenue.

•	General top-line revenue decreases totaling approximately $12 million driven primarily by COVID-19 related occupancy decreases.

•	$6 million of bad debt expense, including revenue reversals from tenants on a cash basis per GAAP.

•

$8 million quarterly decrease from (loss)/gain on undepreciated asset sales or write-down from consolidated assets, including a $5 million impairment charge in the fourth quarter of 2020 for undeveloped land that is currently under contract for sale.

•	The dilutive impact of additional common shares issued resulting from the second quarter of 2020 stock dividend.

•

Same center net operating income, excluding lease termination income, decreased 22% in 2020 as compared to 2019 as a result of widespread mall closures and regional stay-at-home orders during 2020 caused by the COVID-19 pandemic.

Operational Highlights:

•	All properties in the Company’s portfolio resumed operations as of early October 2020 and have remained open since that time.

•	Rent collections continued to improve as the year progressed, with collection rates increasing to approximately 89% in the 3rd quarter of 2020 and 91% in the 4th quarter of 2020.

•	Mall portfolio occupancy was 89.7% at December 31, 2020, compared to 94.0% at December 31, 2019.

•	Average rent per square foot was $61.87 at December 31, 2020. This represents a 1.3% increase compared to $61.06 as of December 31, 2019, and 0.7% decrease compared to $62.29 at September 30, 2020.

•

11 of our properties achieved SafeGuard certification from Bureau Veritas, an internationally recognized testing and certification board. This program is considered to be the gold standard audit for disinfection, cleaning and COVID-19 safety protocols. We have adopted best practices relating to COVID-19 cleaning and operational protocols at all our properties, and we are proceeding with the same certification portfolio-wide in 2021.

•

The Company continues to make significant progress in its negotiations with national and local tenants to secure rental payments, despite a significant portion of the Company’s tenants requesting rental assistance, whether in the form of deferral or rent reduction. For example, of the nearly 200 national tenants in the Company’s portfolio, the Company has agreed to repayment terms with and/or received payments from approximately 93% based on gross rent, and is negotiating terms with another 1%, while approximately 2% have filed for bankruptcy and have either liquidated or plan to liquidate their entire store fleet. The 4% (based on gross rent) balance of our national tenants are currently unresolved.

•	We now have commitments for 43% of the leases expiring in 2021, and we are in active lease negotiations on another 42% of the leases expiring in 2021.

Redevelopment:

While the Company reduced its 2020 development expenditures by approximately $100 million to conserve resources in light of the uncertainties from the COVID-19 pandemic, work progressed on selected projects. Notably:

•	One Westside in Los Angeles, a 584,000 square foot creative office redevelopment, continues on schedule with a planned delivery to Google in early 2022.

•	Restoration Hardware Gallery opened at The Village at Corte Madera in Corte Madera, CA.

•	Comcast, Dick’s Sporting Goods (“Dick’s”) and Round One opened within the majority of the former Sears store at Deptford Mall in Deptford, NJ.

•	Dick’s opened within a portion of the former Sears store at Vintage Faire Mall in Modesto, CA.

•	Dick’s opened in a newly expanded footprint within a portion of the former Forever 21 store at Danbury Fair in Danbury, CT.

•	Saratoga Hospital opened within the former Sears store at Wilton Mall in Saratoga Springs, NY.

Financing Activity:

On December 10, 2020, the Company made a loan (the Partnership Loan) to the 50/50 joint venture that owns Fashion District Philadelphia to fund the entirety of a $100 million repayment to reduce the mortgage loan on the property from $301 million to $201 million. This loan now matures on January 22, 2024, assuming exercise of a one-year extension option, and bears interest at LIBOR plus 3.50%, with a LIBOR floor of 0.50%. Pursuant to the joint venture partnership agreement, the Partnership Loan plus 15% accrued interest must first be repaid to the Company prior to the resumption of 50/50 cash distributions to the Company and its joint venture partner.

On December 29, 2020, the Company’s joint venture closed a one-year extension of the $102.6 million loan on FlatIron Crossing, which now matures on January 5, 2022.

On January 22, 2021, the Company closed a three-year extension of the $270.6 million loan on Green Acres Mall, which now matures on February 3, 2023.

On November 17, 2020, the Company’s joint venture closed a $95 million loan on Tysons Vita, the residential tower at Tysons Corner. This 10-year loan bears interest at a fixed rate of 3.30% and matures on January 1, 2030. This property was previously unencumbered.

The Company had cash and cash equivalents of $555 million at December 31, 2020. At December 31, 2020, total debt of the Company, including its pro-rata share of joint ventures was $8.675 billion, and bears interest at an average annual rate of 3.65%.

The Company is currently in negotiations with lenders for a new credit facility to replace its existing credit facility that expires on July 6, 2021. While the Company cannot predict what the terms of any new facility will be, it may include a lower lending commitment and require security. Any final terms of a new credit facility are subject to ongoing negotiations and may change.

Dividend:

On January 27, 2021, the Company’s Board declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on March 3, 2021 to stockholders of record at the close of business on February 19, 2021.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS (Unaudited)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Revenues:
Leasing revenue	$185,342	$222,584	$740,323	$858,874
Other income	5,647	7,825	22,242	27,879
Management Companies’ revenues	3,654	11,432	23,461	40,709

Total revenues	194,643	241,841	786,026	927,462

Expenses:
Shopping center and operating expenses	64,674	68,523	257,212	271,547
Management Companies’ operating expenses	19,879	16,575	65,576	66,795
Leasing expenses	5,569	7,267	25,191	29,611
REIT general and administrative expenses	7,687	5,799	30,339	22,634
Depreciation and amortization	78,507	84,086	319,619	330,726
Interest expense (a)	10,258	47,989	75,550	138,254
Loss on extinguishment of debt	—	—	—	351

Total expenses	186,574	230,239	773,487	859,918

Equity in (loss) income of unconsolidated joint ventures	(10,050)	14,426	(27,038)	48,508
Income tax (expense) benefit	(237)	114	447	(1,589)
Loss on remeasurement of assets	(163,298)	—	(163,298)	—
(Loss) gain on sale or write down of assets, net	(39,328)	3,597	(68,112)	(11,909)

Net (loss) income	(204,844)	29,739	(245,462)	102,554
Less net (loss) income attributable to noncontrolling interests	(14,426)	2,848	(15,259)	5,734

Net (loss) income attributable to the Company	($190,418)	$26,891	($230,203)	$96,820

Weighted average number of shares outstanding - basic	149,687	141,384	146,232	141,340

Weighted average shares outstanding, assuming full conversion of OP Units (b)	160,570	151,800	156,920	151,755

Weighted average shares outstanding - Funds From Operations (“FFO”) - diluted (b)	160,570	151,800	156,920	151,755

Earnings per share (“EPS”) - basic	($1.27)	$0.19	($1.58)	$0.68

EPS - diluted	($1.27)	$0.19	($1.58)	$0.68

Dividend paid per share	$0.15	$0.75	$1.55	$3.00

FFO - basic and diluted (b) (c)	$115,909	$152,939	$475,930	$606,662

FFO - basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$72,921	$148,144	$339,505	$536,961

FFO - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$72,921	$148,144	$339,505	$537,312

FFO per share - basic and diluted (b) (c)	$0.72	$1.01	$3.03	$4.00

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.45	$0.98	$2.16	$3.54

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$0.45	$0.98	$2.16	$3.54

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS (Unaudited)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $42,729 and $139,522 to adjust for the change in the fair value of the financing arrangement obligation during the three and twelve months ended December 31, 2020, respectively; and a credit of $5,662 and $76,640 to adjust for the change in the fair value of the financing arrangement obligation during the three and twelve months ended December 31, 2019, respectively; (ii) distributions of $259 and $1,144 to its partner representing the partner’s share of net (loss) income for the three and twelve months ending December 31, 2020, respectively; and $2,027 and $7,184 to its partner representing the partner’s share of net income for the three and twelve months ended December 31, 2019, respectively; and (iii) distributions of ($259) and $3,097 to its partner in excess of the partner’s share of net income for the three and twelve months ended December 31, 2020, respectively; and $867 and $6,939 to its partner in excess of the partner’s share of net income for the three and twelve months ended December 31, 2019, respectively.

(b)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO - diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold and non-routine costs associated with extinguishment of debt provide useful supplemental information regarding the Company’s performance as they show a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS (Unaudited)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($190,418)	$26,891	($230,203)	$96,820
Adjustments to reconcile net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted:
Noncontrolling interests in the OP	(13,910)	1,980	(16,822)	7,131
Loss on remeasurement of assets	163,298	—	163,298	—
Loss (gain) on sale or write down of consolidated assets, net	39,328	(3,597)	68,112	11,909
Add: (loss) gain on undepreciated asset sales or write-down from consolidated assets	(4,625)	3,214	7,777	3,829
Loss on write down of consolidated non-real estate assets	—	—	(4,154)	—
Noncontrolling interests share of (loss) gain on sale or write-down of consolidated joint ventures, net	(1,049)	547	(120)	(2,822)
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(83)	81	(6)	462
Depreciation and amortization on consolidated assets	78,507	84,086	319,619	330,726
Less depreciation and amortization allocable to noncontrolling interests
in consolidated joint ventures	(4,045)	(4,057)	(15,517)	(15,124)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	52,978	48,058	199,680	189,728
Less: depreciation on personal property	(4,072)	(4,264)	(15,734)	(15,997)

FFO attributable to common stockholders and unit holders - basic and diluted	115,909	152,939	475,930	606,662
Financing expense in connection with Chandler Freehold	(42,988)	(4,795)	(136,425)	(69,701)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold - basic and diluted	72,921	148,144	339,505	536,961
Loss on extinguishment of debt	—	—	—	351

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt - diluted	$72,921	$148,144	$339,505	$537,312

Reconciliation of EPS to FFO per share - diluted (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
EPS - diluted	($1.27)	$0.19	($1.58)	$0.68
Per share impact of depreciation and amortization of real estate	0.77	0.82	3.11	3.23
Per share impact of loss on remeasurement of assets	1.02	—	1.04	—
Per share impact of loss on sale or write down of assets, net	0.20	—	0.46	0.09

FFO per share - basic and diluted	$0.72	$1.01	$3.03	$4.00
Per share impact of financing expense in connection with Chandler Freehold.	(0.27)	(0.03)	(0.87)	(0.46)

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.45	$0.98	$2.16	$3.54
Per share impact of loss on extinguishment of debt	—	—	—	—

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt	$0.45	$0.98	$2.16	$3.54

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS (Unaudited)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($190,418)	$26,891	($230,203)	$96,820
Interest expense - consolidated assets	10,258	47,989	75,550	138,254
Interest expense - unconsolidated joint ventures (pro rata)	28,128	27,560	108,327	106,534
Depreciation and amortization - consolidated assets	78,507	84,086	319,619	330,726
Depreciation and amortization - unconsolidated joint ventures (pro rata)	52,978	48,058	199,680	189,728
Noncontrolling interests in the OP	(13,910)	1,980	(16,822)	7,131
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,086)	(9,755)	(31,756)	(35,977)
Loss on extinguishment of debt	—	—	—	351
Loss on remeasurement of assets	163,298	—	163,298	—
Loss (gain) on sale or write down of assets, net - consolidated assets	39,328	(3,597)	68,112	11,909
Loss (gain) on sale or write down of assets, net - unconsolidated joint ventures (pro rata)	(83)	81	(6)	462
Add: Noncontrolling interests share of (loss) gain on sale or write-down of consolidated joint ventures, net	(1,049)	547	(120)	(2,822)
Income tax expense (benefit)	237	(114)	(447)	1,589
Distributions on preferred units	90	100	371	401

Adjusted EBITDA (d)	$159,278	$223,826	$655,603	$845,106

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI - Same Centers:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Adjusted EBITDA (d)	$159,278	$223,826	$655,603	$845,106
REIT general and administrative expenses	7,687	5,799	30,339	22,634
Management Companies’ revenues	(3,654)	(11,432)	(23,461)	(40,709)
Management Companies’ operating expenses	19,879	16,575	65,576	66,795
Leasing expenses, including joint ventures at pro rata	6,199	8,150	27,631	33,320
Straight-line and above/below market adjustments	(27,201)	(7,099)	(49,892)	(30,637)

NOI - All Centers	162,188	235,819	705,796	896,509
NOI of non-Same Centers	(6,613)	(5,158)	(12,542)	(25,525)

NOI - Same Centers (e)	155,575	230,661	693,254	870,984
Lease termination income of Same Centers	(2,094)	(432)	(14,871)	(5,741)

NOI - Same Centers, excluding lease termination income (e)	$153,481	$230,229	$678,383	$865,243

NOI - Same Centers percentage change, excluding lease termination income (e)	-33.34%		-21.60%

(d)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.

The outbreak of the novel coronavirus (“COVID-19”) has caused, and could continue to cause, disruptions in the U.S., regional and global economies and has impacted, and could continue to materially and adversely impact, the Company’s financial condition and results of operations and the financial condition and results of operations of its tenants.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. COVID-19 has caused, and could continue to cause, widespread disruptions to the United States and global economy and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak is continually evolving and, as additional cases of the virus are identified, many countries, including the United States, have reacted by instituting quarantines, restrictions on travel and/or mandatory closures of businesses. Certain states and cities, including where the Centers are located, have also reacted by encouraging the practice of social-distancing, restricting the size of gatherings and instituting quarantines, restrictions on travel, “stay-at-home” rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue.

The extent to which COVID-19 impacts the Company’s operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of such pandemic, the actions taken to contain the pandemic or mitigate its impact, including the adoption and administration of available COVID-19 vaccines, as well as the effect of any relaxation of current restrictions, all of which could vary by geographic region in which our properties are located, and the direct and indirect economic effects of the pandemic and containment measures, among others. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of COVID-19. Nevertheless, COVID-19 has, and may continue to, adversely affect our business, financial condition and results of operations, and it may also have the effect of heightening many of the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, including:

•

a complete or partial closure of, or other operational issues at, one or more of our Centers resulting from government or tenant action, including continued delays in re-opening or subsequent closures of previously re-opened Centers, which has adversely affected, and is expected to continue to adversely effect, our operations and those of our tenants;

•

reduced economic activity impacting the businesses, financial condition and liquidity of our tenants, which has caused and could continue to cause, one or more of our tenants, including one or more of our anchors, or one or more of our joint venture partners, to be unable to meet their obligations to us in full, or at all, to otherwise seek modifications of such obligations, including, in the case of our tenants, deferrals or reductions of rental payments, or to declare bankruptcy;

•

decreased levels of consumer spending and consumer confidence during the pandemic, as well as a decrease in traffic at our Centers once re-opened, which could affect the ability of the Centers to generate sufficient revenues to meet operating and other expenses in the short-term and accelerate a shift to online retail shopping, which, if sustained could result in prolonged decreases in revenue at the Centers even after the immediate impact of the pandemic is resolved;

•

inability to renew leases, lease vacant space, including vacant space from tenant bankruptcies and defaults, or re-let space as leases expire on favorable terms, or at all, which could result in lower rental payments or reduced occupancy levels, or could cause interruptions or delays in the receipt of rental payments;

•

a potential closure of Anchors at one or more of our properties, which could trigger co-tenancy lease clauses within one or more of our leases at such properties and lead to a decline in revenue and occupancy;

•

state, local or industry-initiated efforts, such as a rent freeze for tenants or a suspension of a landlord’s ability to enforce evictions, which may affect our ability to collect rent or enforce remedies for the failure to pay rent;

•

disruption and instability in the global financial markets or deteriorations in credit and financing conditions, which could make it difficult for us to access debt and equity capital on attractive terms, or at all, impact our ability to fund business activities, repay debt on a timely basis and renew, extend or replace our credit facility prior to its maturity date on July 6, 2021 at all or on terms that are favorable to us;

•

disruptions in the supply of materials or products or the inability of contractors to perform on a timely basis or at all, which could increase the costs of construction of new or existing projects and cause delays in completing ongoing or future construction, development or re-development projects;

•

a potential negative impact on our financial results could adversely impact our compliance with the financial covenants within our credit facility and other debt agreements or cause a failure to meet certain of these financial covenants, which could cause an event of default, which, if not cured or waived, could accelerate some or all of such indebtedness and could have a material adverse effect on us;

•

the potential that we may further reduce our dividend and/or pay future dividends at least partially in our stock instead of in cash, in which case stockholders may be required to pay U.S. federal income taxes in excess of the cash dividends they receive;

•

a potential decline in asset values at one or more of our properties encumbered by mortgage debt, which could inhibit our ability to successfully refinance one or more such properties, result in a default under the applicable mortgage debt agreement and potentially cause the acceleration of such indebtedness;

•	a general decline in business activity and demand for real estate transactions, which could adversely affect our ability or desire to make strategic acquisitions or dispositions;

•

the potential negative impact on the health of our personnel, particularly if a significant number of our executive management team or key employees are impacted, which could result in a deterioration in our ability to ensure business continuity during a disruption;

•

uncertainty as to whether government authorities will maintain the relaxation of current restrictions on businesses in the regions in which our properties are located, if such restrictions have been relaxed at all, and whether government authorities will impose (or suggest) requirements on landlords, such as us, to further enhance health and safety protocols, or whether we will voluntarily adopt any such requirements ourselves, which could result in increased operating costs and demands on our property management teams to ensure compliance with any such requirements; and

•

limited access to our facilities, management, tenants, support staff and professional advisors, which could hamper our ability to comply with regulatory obligations and prevent us from conducting our business as efficiently and effectively as we otherwise would.

Note: This Current Report contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, and acquisitions and dispositions; the adverse impact of the COVID-19 on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events unless required by law to do so.

The information in this Item 2.02 - “Results of Operations and Financial Condition” shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

	By:	Scott W. Kingsmore

February 1, 2021	/s/ Scott W. Kingsmore
Date	Senior Executive Vice President,
Chief Financial Officer and Treasurer